Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

made by
WINGSTOP GUARANTOR LLC, and
WINGSTOP FRANCHISING LLC,
each as a Guarantor

in favor of

CITIBANK, N.A.,
as Trustee

Dated as of November 14, 2018

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6.5 Control by the Control Party	17
6.6 The Trustee May File Proofs of Claim	17
6.7 Undertaking for Costs	18
6.8 Restoration of Rights and Remedies	18
6.9 Rights and Remedies Cumulative	18
6.10 Delay or Omission Not Waiver	18
6.11 Waiver of Stay or Extension Laws	19
SECTION 7 THE TRUSTEE’S AUTHORITY	19
SECTION 8 MISCELLANEOUS	19
8.1 Amendments	19
8.2 Notices	19
8.3 Governing Law	21
8.4 Successors	21
8.5 Severability	21
8.6 Counterpart Originals	21
8.7 Table of Contents, Headings, etc.	21
8.8 [Reserved]	21
8.9 Waiver of Jury Trial	21
8.10 Submission to Jurisdiction; Waivers	21
8.11 Additional Guarantors	22
8.12 Currency Indemnity	22
8.13 Acknowledgment of Receipt; Waiver	22
8.14 Termination; Partial Release	22
8.15 Third Party Beneficiary	23
8.16 Entire Agreement	23
8.17 Electronic Communication	23

SCHEDULES
Schedule 4.5 — Guarantor Ownership Relationships

EXHIBITS
Exhibit A — Form of Assumption Agreement for Future Securitization Entities

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GUARANTEE AND COLLATERAL AGREEMENT
GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of November 14, 2018, made by WINGSTOP GUARANTOR LLC, a Delaware limited liability company (“Funding Holdco”), and WINGSTOP FRANCHISING LLC, a Delaware limited liability company (“Wingstop Franchisor”, and, together with Funding Holdco and any Future Securitization Entities that become parties hereto pursuant to Section 8.11 hereof, the “Guarantors” and, each, a “Guarantor”), in favor of CITIBANK, N.A., a national banking association, as trustee under the Indenture referred to below (in such capacity, together with its permitted successors and assigns in such capacity, the “Trustee”) for the benefit of the Secured Parties.
W I T N E S S E T H:
WHEREAS, Wingstop Funding LLC, a Delaware limited liability company (the “Issuer”), and Citibank, N.A., in its capacities as the Trustee and the securities intermediary thereunder, have entered into the Base Indenture, dated as of the date of this Agreement (as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and
WHEREAS, the Indenture and the other Transaction Documents require that the parties hereto execute and deliver this Agreement;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees with the Trustee, for the benefit of the Secured Parties, as follows:
SECTION 1

DEFINED TERMS
1.1    Definitions.
(a)    Capitalized terms used and not otherwise defined herein shall have the meanings set forth or incorporated by reference in the Base Indenture Definitions List attached as Annex A to the Base Indenture.
(b)    Any terms used in this Agreement (including, without limitation, for purposes of Section 3) that are defined in the UCC and pertain to Collateral shall be construed and defined as set forth in the UCC, unless otherwise defined herein.
(c)    The following terms shall have the following meanings for purposes of this Agreement:
“Collateral” has the meaning assigned to such term in Section 3.1(a).
“Issuer Obligations” means all Obligations owed by the Issuer to the Secured Parties under the Indenture and the other Transaction Documents.

“Other Currency” has the meaning assigned to such term in Section 8.12.
“Termination Date” has the meaning assigned to such term in Section 2.1(d).
SECTION 2

GUARANTEE
2.1    Guarantee.
(a)    Each of the Guarantors hereby jointly and severally unconditionally and irrevocably guarantees to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Issuer when due (whether at the stated maturity, by acceleration or otherwise, but after giving effect to all applicable grace or cure periods) of the Issuer Obligations. In furtherance of the foregoing and not in limitation of any other right that the Trustee or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any Issuer Obligation when and as the same shall become due, after giving effect to all applicable grace or cure periods, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and shall forthwith pay, or cause to be paid, to the Trustee for distribution to the applicable Secured Parties in accordance with the Indenture, in cash, the amount of such unpaid Issuer Obligation. This is a guarantee of payment and not merely of collection.
(b)    Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.
(c)    Each Guarantor agrees that the Issuer Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Trustee or any other Secured Party hereunder.
(d)    The guarantee contained in this Section 2 shall remain in full force and effect until the date on which this Agreement ceases to be of further effect in accordance with Article XII of the Base Indenture (the “Termination Date”), notwithstanding that from time to time prior thereto the Issuer may be free from any Issuer Obligations.
(e)    No payment made by the Issuer, any of the Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any other Secured Party from the Issuer, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Issuer Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Issuer Obligations or any payment received or collected from such Guarantor in respect of the Issuer Obligations), remain liable hereunder for the Issuer Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.
2.2    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Trustee or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any other Secured Party against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any other Secured Party for the payment of the Issuer Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Issuer Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Trustee, if required), to be applied against the Issuer Obligations, whether matured or unmatured, in such order as the Trustee may determine in accordance with the Indenture.
2.3    Amendments, etc. with respect to the Issuer Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Issuer Obligations made by the Trustee or any other Secured Party may be rescinded by the Trustee or such other Secured Party and any of the Issuer Obligations continued, and the Issuer Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or any other Secured Party, and the Base Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time held by the Trustee or any other Secured Party for the payment of the Issuer Obligations may be sold, exchanged, waived, surrendered or released (it being understood that this Section 2.3 is not intended to affect any rights or obligations set forth in any other Transaction Document).
2.4    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Issuer Obligations and notice of or proof of reliance by the Trustee or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Issuer Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3; and all dealings between the Issuer and any of the Guarantors, on the one hand, and the Trustee and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have occurred or been consummated in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuer or any of the Guarantors with respect to the Issuer Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Indenture or any other Transaction Document, any of the Issuer Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) which may at any time be available to or be asserted by the Issuer or any other Person against the Trustee or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Issuer or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuer for the Issuer Obligations, or of such Guarantor under the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Issuer, any other Guarantor or any other Person or against any collateral security or guarantee for the Issuer Obligations or any right of offset with respect thereto, and any failure by the Trustee or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Issuer, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Issuer, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any other Secured Party against any Guarantor. Neither the Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Issuer Obligations or for the guarantee contained in this Section 2 or any property subject thereto. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.5    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Issuer Obligations is rescinded or must otherwise be restored or returned by the Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any Guarantor or any substantial part of their respective property, or otherwise, all as though such payments had not been made.
2.6    Payments. Each Guarantor hereby guarantees that payments hereunder shall be paid to the Trustee without set-off or deduction or counterclaim in immediately available funds in Dollars at the office of the Trustee.
2.7    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Issuer Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any other Secured Party shall have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 3

SECURITY
3.1    Grant of Security Interest.
(a)    To secure the Obligations, each Guarantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in such Guarantor’s right, title and interest in, to and under all of the following property, to the extent now owned or at any time hereafter acquired by such Guarantor (collectively, the “Collateral”):
(i)    with respect to Funding Holdco, the Equity Interests owned by Funding Holdco that represent the 100% ownership interest in the Issuer and any Future Securitization Entity owned by Funding Holdco;

(ii)     with respect to Wingstop Franchisor, the Franchise Assets;
(iii)    with respect to Wingstop Franchisor, (A) the Securitization IP and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or other violation thereof occurring prior to, on or after the Closing Date and to collect all damages, settlements and proceeds relating thereto, and (B) the Wingstop IP License Agreement, all amounts received under the Wingstop IP License Agreement, and any other amounts received in respect of the Securitization IP and all rights thereunder, including recoveries from the enforcement of the Securitization IP, it being agreed that title transfer recordations and collateral recordations will be filed only with respect to Securitization IP registered in the U.S. under federal law;
(iv)    with respect to Wingstop Franchisor, (A) all Contributed Vendor Rebate Contracts and all payments thereon; (B) all New Vendor Rebate Contracts and all payments thereon and (C) all rights to enter into New Vendor Rebate Contracts for Branded Restaurants;
(v)    the Accounts established in the name of the Guarantors and all amounts on deposit in or otherwise credited to such Accounts; provided, that the security interest in (A) the Senior Notes Interest Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders, and (B) the Senior Subordinated Notes Interest Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders;
(vi)    any rights under or in respect of any Interest Reserve Letter of Credit;
(vii)    the books and records (whether in physical, electronic or other form) of such Guarantor, including those books and records maintained by the Manager on behalf of each Guarantor relating to the Franchise Assets, the Contributed Vendor Rebate Contracts, the New Vendor Rebate Contracts or the Securitization IP;
(viii)    the rights, powers, remedies and authorities of such Guarantor under (A) each of the Transaction Documents (other than the Indenture and the Notes) to which such Guarantor is a party and (B) each of the documents relating to the Franchise Assets, the Contributed Vendor Rebate Contracts or the New Vendor Rebate Contracts to which such Guarantor is a party;
(ix)    any and all other property of such Guarantor now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, health-care-insurance receivables, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC); and
(x)    all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;
provided, that (A) the Collateral shall exclude the Collateral Exclusions, (B) the Guarantors shall not be required to pledge, and the Collateral shall not include, more than 65% of the Voting Equity Interests (and any rights associated with such Voting Equity Interests) of any foreign Subsidiary (or any domestic Subsidiary, substantially all of the assets of which consist of equity (or equity and debt) of one or more foreign Subsidiaries) of any of the Guarantors that is a corporation for United States federal income tax purposes and (C) the Guarantors shall not be required to pledge any assets owned by any such foreign Subsidiary. The Trustee, on behalf of the Secured Parties, acknowledges that it shall have no security interest in any Collateral Exclusions.
(b)    The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Agreement, all as provided in this Agreement. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Agreement in accordance with the provisions of this Agreement and agrees to perform its duties required in this Agreement. The Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of the Base Indenture).
(c)    The parties hereto agree and acknowledge that each certificated Equity Interest constituting Collateral may be held by a custodian on behalf of the Trustee.
(d)    To the extent that any real property, Company-Owned Restaurants, Future Brands or other assets are elected to be contributed by any Non-Securitization Entity to any Guarantor, including any Future Securitization Entity that becomes a Guarantor pursuant to Section 8.11, such Guarantor shall do such acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, if any, as the Control Party and such Guarantor shall agree, with respect to obtaining or maintaining the security interest of the Trustee in such real property, Company-Owned Restaurants, Future Brands or other assets on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), or assuring and confirming to the Trustee, the Control Party or the other Secured Parties their rights, powers and remedies hereunder, including, without limitation, security agreements, mortgages, title insurance policies, surveys, environmental reports and Opinions of Counsel, in each case, in form and substance reasonably satisfactory to the Control Party and the Trustee.
3.2    Certain Rights and Obligations of the Guarantors Unaffected.
(a)    Notwithstanding the grant of the security interest in the Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Guarantors acknowledge that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions and waivers, if any, which are required or permitted to be given by any Guarantor under the Collateral Documents to which it is a party, and to enforce all rights, remedies, powers, privileges and claims of such Guarantor under the Collateral Documents to which it is a party, (ii) to give, in accordance with the Managing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Guarantor under the Wingstop IP License Agreement and to enforce all rights, remedies, powers, privileges and claims of such Guarantor thereunder and (iii) to take any other actions required or permitted under the terms of the Management Agreement.
(b)    The grant of the security interest by the Guarantors in the Collateral to the Trustee on behalf of the Secured Parties hereunder shall not (i) relieve any Guarantor from the performance of any term, covenant, condition or agreement on such Guarantor’s part to be performed or observed under or in connection with any of the Collateral Documents to which it is a party or (ii) impose any obligation on the Trustee or any of the other Secured Parties to perform or observe any such term, covenant, condition or agreement on any Guarantor’s part to be so performed or observed or impose any liability on the Trustee or any of the other Secured Parties for any act or omission on the part of such Guarantor or from any breach of any representation or warranty on the part of such Guarantor.
(c)    Each Guarantor hereby jointly and severally agrees to indemnify and hold harmless the Trustee and each other Secured Party (including its respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Guarantor or otherwise, including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any other Secured Party in enforcing this Agreement or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any other Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or such other Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Agreement.
3.3    Performance of Collateral Documents. Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Transaction Document to which a Guarantor is a party or (b) a Franchise Document, Contributed Vendor Rebate Contract or New Vendor Rebate Contract to which a Guarantor is a party (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at such Guarantors’ expense, each such Guarantor shall take all such lawful action as permitted under this Agreement as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to any Guarantor, and to exercise any and all rights, remedies, powers and privileges lawfully available to any Guarantor to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) any Guarantor shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (ii) any Guarantor refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Guarantors, such previously directed action and any related action permitted under this Agreement which the Control Party (at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Agreement to direct the Guarantor to take such action), on behalf of the Guarantor and the Secured Parties.
3.4    Stamp, Other Similar Taxes and Filing Fees. The Guarantors shall jointly and severally indemnify and hold harmless the Trustee and each other Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax, and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Transaction Document or any Collateral. The Guarantors shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement or any other Transaction Document.
3.5    Direction to Establish and Maintain Interest Reserve Accounts.
(a)    Wingstop Franchisor hereby directs the Trustee to establish and maintain the Senior Notes Interest Reserve Account in the name of Wingstop Franchisor for the benefit of the Senior Noteholders and the Trustee on or prior to the Closing Date pursuant to Section 5.2(a) of the Base Indenture. Wingstop Franchisor hereby further directs the Trustee to administer the Senior Notes Interest Reserve Account in the manner provided in the Base Indenture.
(b)    If the Issuer issues one or more Series of Senior Subordinated Notes following the Closing Date, Wingstop Franchisor hereby directs the Trustee to establish and maintain the Senior Subordinated Notes Interest Reserve Account in the name of Wingstop Franchisor for the benefit of the Senior Subordinated Noteholders and the Trustee following the Closing Date pursuant to Section 5.3 of the Base Indenture. Wingstop Franchisor hereby further directs the Trustee to administer the Senior Subordinated Notes Interest Reserve Account in the manner provided in the Base Indenture.
3.6    Senior Notes Interest Reserve Account.
(a)    The Trustee agrees that:
(i)    the Senior Notes Interest Reserve Account is an account to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;
(ii)    the Senior Notes Interest Reserve Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Trustee qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;
(iii)    all property delivered to the Trustee pursuant to the Base Indenture will be promptly credited to the Senior Notes Interest Reserve Account;
(iv)    each item of property (whether investment property, security, instrument or cash) credited to the Senior Notes Interest Reserve Account shall be treated as a Financial Asset under Article 8 of the New York UCC;
(v)    the Senior Notes Interest Reserve Account shall be governed by the laws of the State of New York, regardless of, and notwithstanding, any provision of any other agreement (including any applicable existing account agreement) and any amendment or modification to reconfirm the governing law of any such agreement; for purposes of all applicable UCCs and all issued specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, New York shall be deemed to be the Trustee’s jurisdiction, and the Senior Notes Interest Reserve Account (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;
(vi)    the Trustee has not entered into, and until termination of this Agreement will not enter into, any agreement with any other Person relating to the Senior Notes Interest Reserve

Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Trustee has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Trustee to comply with entitlement orders as set forth in this Agreement; and
(vii)    except for the claims and interest of the Trustee, the Secured Parties, the Issuer and the other Securitization Entities in the Senior Notes Interest Reserve Account, neither the Trustee nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Senior Notes Interest Reserve Account or any Financial Asset credited thereto; if the Trustee has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Senior Notes Interest Reserve Account or any Financial Asset carried therein, the Trustee will promptly notify the Servicer, the Manager, the Back-Up Manager and the Issuer thereof.
(b)    At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Senior Notes Interest Reserve Account and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Senior Notes Interest Reserve Account; provided that at all other times the Issuer (or the Manager acting on behalf of the Issuer) shall, subject to the terms of the Base Indenture and the other Transaction Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Senior Notes Interest Reserve Account.
(c)    Wingstop Franchisor shall comply (and shall cause the Manager to comply) with Section 5.02 of the Base Indenture with respect to the Senior Notes Interest Reserve Account (including any lock-box related thereto), and shall not make any deposits or withdrawals except as provided in the Transaction Documents.
3.7    Authorization to File Financing Statements; Other Filing and Recording Documents.
(a)    Each Guarantor hereby irrevocably authorizes the Control Party on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Collateral, including, without limitation, any and all Securitization IP (to the extent set forth in Section 8.25(c) and Section 8.25(d) of the Base Indenture), to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Agreement. In connection therewith, each Guarantor authorizes the filing of any such financing statement, document or instrument naming the Trustee as secured party and indicating that the Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP, or (b) as being of an equal or lesser scope or with greater detail. Each Guarantor agrees to furnish any information necessary to accomplish the foregoing promptly upon the Control Party’s request. Each Guarantor also hereby ratifies and authorizes the filing on behalf of the Secured Parties of any financing statement with respect to the Collateral made prior to the date hereof.
(b)    Wingstop Franchisor hereby agrees to execute, deliver and file, within fifteen (15) Business Days after the Closing Date, instruments substantially in the form of Exhibit C-1 to the Base Indenture with respect to Trademarks, Exhibit C-2 to the Base Indenture with respect to Patents and Exhibit C-3 to the Base Indenture with respect to Copyrights, or otherwise in form and substance satisfactory to the

Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under the Base Indenture and the Guarantee and Collateral Agreement in the federally registered Trademarks, Patents and Copyrights included in the Securitization IP that are registered in the United States under federal law. In addition to the foregoing, within fifteen (15) Business Days after the Closing Date, the Issuer will cause Wingstop Franchisor to take all other actions necessary (including the filing of UCC-1 financing statements with respect to Trademarks and Patents) to protect and evidence the Trustee’s security interest in the Securitization IP that is registered in the United States under federal law pursuant to Section 7.13(b) of the Base Indenture, subject to Sections 7.13(a), 8.25(c) and 8.25(d) of the Base Indenture, and except as described on Schedule 8.11 of the Base Indenture.
(c)    If any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires an application for the registration of any Patent, Trademark or Copyright with the USPTO or USCO, such Guarantor (i) shall give the Trustee and the Control Party written notice thereof on the later of (A) fifteen (15) Business Days thereafter and (B) the following Quarterly Payment Date and (ii) upon reasonable request of the Control Party, solely with respect to such applications filed in the United States, in a reasonable time after such filing (and in any event within one hundred eighty (180) days thereof), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Base Indenture in the United States, including, without limitation, executing and delivering (w) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form of Exhibit D-1 to the Base Indenture for Trademarks in the United States, (x) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form of Exhibit D-2 to the Base Indenture for Patents in the United States and/or (y) the Supplemental Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit D-3 to the Base Indenture for Copyrights in the United States, as applicable. In addition to the foregoing, the Issuer or the Guarantor will take all other actions necessary (including the filing of UCC-1 financing statements with respect to Trademarks and Patents) to protect and evidence the Trustee’s security interest in Patents, Trademarks and Copyrights acquired by the Issuer and the Guarantor following the Closing Date, subject to Sections 7.13(a), 8.25(c) and 8.25(d) of the Base Indenture, and except as described on Schedule 8.11 of the Base Indenture.
(d)    Each Guarantor acknowledges that the Collateral under this Agreement may include certain rights of such Guarantor as a secured party under the Transaction Documents. To the extent a Guarantor is a secured party under the Transaction Documents, such Guarantor hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect or record evidence of such security interests and authorizes the Control Party on behalf of the Secured Parties to make such filings as it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.
SECTION 4

REPRESENTATIONS AND WARRANTIES
Each Guarantor hereby represents and warrants, for the benefit of the Trustee and the other Secured Parties, as follows as of the date hereof and as of each Series Closing Date:
4.1    Existence and Power. Each Guarantor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Agreement and the other Transaction Documents.
4.2    Company and Governmental Authorization. The execution, delivery and performance by each Guarantor of this Agreement and the other Transaction Documents to which it is a party (a) is within such Guarantor’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of the Base Indenture or any other Transaction Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Guarantor or any Contractual Obligation with respect to such Guarantor or result in the creation or imposition of any Lien on any property of any Guarantor, except for Permitted Liens and Liens created by this Agreement or the other Transaction Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreements, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Agreement and each of the other Transaction Documents to which each Guarantor is a party has been executed and delivered by a duly Authorized Officer of such Guarantor.
4.3    No Consent. Except as set forth on Schedule 7.3 of the Base Indenture, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Guarantor of this Agreement or any Transaction Document to which it is a party or for the performance of any of the Guarantors’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Guarantor prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 4.6 hereof or Section 7.13 or Section 8.25 of the Base Indenture or (b) relating to the performance of any Franchise Document the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.
4.4    Binding Effect. This Agreement, and each other Transaction Document to which a Guarantor is a party is a legal, valid and binding obligation of each such Guarantor enforceable against such Guarantor in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, or by an implied covenant of good faith and fair dealing).
4.5    Ownership of Equity Interests; Subsidiaries. All of the issued and outstanding Equity Interests of each Guarantor are owned as set forth in Schedule 4.5 to this Agreement, all of which interests have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by such Person as set forth on Schedule 4.5, and with respect to Equity Interests owned by each Guarantor, free and clear of all Liens other than Liens in favor of the Trustee for the benefit of the Secured Parties and Permitted Liens. No Guarantor has any subsidiaries or owns any Equity Interests in any other Person, other than as set forth in such Schedule 4.5 and other than any Future Securitization Entity.
4.6    Security Interests.

(a)    Each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. This Agreement constitutes a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 8.11 of the Base Indenture and as subject to Section 8.25(c) and Section 8.25(d) of the Base Indenture) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, or by an implied covenant of good faith and fair dealing. Except as set forth in Schedule 8.11 of the Base Indenture, the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Base Indenture. Subject to Section 8.25(c) and Section 8.25(d) of the Base Indenture, the Guarantors have filed, or have caused the filing of, all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral (other than Intellectual Property) granted to the Trustee hereunder within ten (10) days of the date of this Agreement or such Series Closing Date.
(b)    Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, none of the Guarantors has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been duly and effectively taken, subject to Section 4.6(a) above and Sections 7.13(a), 8.25(c) and 8.25(d) of the Base Indenture, and except as described on Schedule 8.11 of the Base Indenture. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Guarantor and listing such Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Agreement, and no Guarantor has authorized any such filing.
(c)    All authorizations in this Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Agreement are powers coupled with an interest and are irrevocable.
4.7    Other Representations. All representations and warranties of or about (if made by the Issuer) each Guarantor made in the Base Indenture and in each other Transaction Document to which the Issuer or such Guarantor is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date) and are repeated herein as though fully set forth herein.
SECTION 5

COVENANTS
5.1    Maintenance of Office or Agency. Each Guarantor shall maintain an office or agency (which may be an office of the Manager) where notices and demands to or upon such Guarantor in respect of this Agreement may be served. The Guarantors shall give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such notices and demands may be delivered or served at the address of such Guarantor set forth in Section 8.2.
5.2    Defaults or Events of Default; Covenants in Base Indenture and Other Transaction Documents. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries. All covenants of each Guarantor made in the Base Indenture and in each other Transaction Document are repeated herein as though fully set forth herein and each Guarantor agrees to comply with such covenants, as applicable.
5.3    Further Assurances.
(a)    Each Guarantor shall do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a first priority perfected security interest subject to no prior Liens (other than Permitted Liens and except as set forth on Schedule 8.11 of the Base Indenture and as subject to Section 8.25 of the Base Indenture), to carry into effect the purposes of this Agreement or the other Transaction Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder, including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby, except as set forth on Schedule 8.11 of the Base Indenture and as subject to Sections 8.25(c) and 8.25(d) of the Base Indenture. If any Guarantor fails to perform any of its agreements or obligations under this Section 5.3(a), then the Control Party may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Guarantors upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.
(b)    If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Permitted Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly; provided that no Guarantor shall be required to deliver any Franchisee Note.
(c)    Notwithstanding the provisions set forth in clauses (a) and (b) above, the Guarantors shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement) or any Franchisee Notes.
(d)    If during any Quarterly Fiscal Period any Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC), such Guarantor shall comply with Section 8.11(d) of the Base Indenture.

(e)    Each Guarantor shall warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.
5.4    Legal Name, Location Under Section 9-301 or 9-307. No Guarantor shall change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agency with respect to each Series of Notes Outstanding. In the event that any Guarantor desires to so change its location or change its legal name, such Guarantor shall make any required filings and prior to actually changing its location or its legal name such Guarantor shall deliver to the Trustee and the Servicer (i) an Officer’s Certificate and an Opinion of Counsel confirming that (a) all required filings have been made, subject to Section 5.3(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Guarantor and (b) such change in location or change in legal name will not adversely affect the Lien under any Mortgage required to be delivered and recorded pursuant to Section 8.33 of the Base Indenture and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
5.5    Equity Interests. No Guarantor shall sell, transfer, assign, pledge, hypothecate or otherwise dispose, in whole or in part, of any Equity Interest of the Issuer or, except as provided in the Transaction Documents, any Securitization Entity.
5.6    Management Accounts. To the extent that it owns any Management Account (including any lock-box related thereto), each Guarantor shall comply with Section 5.1 of the Base Indenture with respect to each such Management Account (including any lock-box related thereto).
SECTION 6

REMEDIAL PROVISIONS
6.1    Rights of the Control Party and Trustee upon Event of Default.
(a)    Proceedings To Collect Money. In case any Guarantor shall fail forthwith to pay any amounts due on this Guaranty upon demand, the Trustee at the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Guarantor and collect in the manner provided by law out of the property of any Guarantor, wherever situated, the moneys adjudged or decreed to be payable.
(b)    Other Proceedings. If and when an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative), shall take one or more of the following actions:
(i)    proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Agreement or any other Transaction Document or by law, including any remedies of a secured party under applicable law;
(ii)    (A) direct the Guarantors to exercise (and each Guarantor agrees to exercise) all rights, remedies, powers, privileges and claims of any Guarantor against any party to any Collateral Document to which such Guarantor is a party arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Guarantor, and any right of any Guarantor to take such action independent of such direction shall be suspended, and (B) if (x) the Guarantors shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Guarantor refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under this Agreement thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under this Agreement to direct the Guarantors to take such action);
(iii)    institute Proceedings from time to time for the complete or partial foreclosure of this Agreement or, to the extent applicable, any other Transaction Document with respect to the Collateral; provided that the Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or
(iv)    sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative), and the Trustee shall provide notice to the Guarantors and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.
(c)    Sale of Collateral. In connection with any sale of the Collateral hereunder (which may proceed separately and independently from the exercise of remedies under the Indenture), under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement or any other Transaction Document:
(i)    any of the Trustee, any Noteholder, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;
(ii)    the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
(iii)    all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Guarantor of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Guarantor and its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Guarantor or its successors or assigns; and
(iv)    the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.
(d)    Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Base Indenture shall be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied first to pay an account bank in respect of amounts owed under an Account Control Agreement and then in accordance with the Priority of Payments; provided that unless otherwise provided in this Section 6 or Article IX of the Base Indenture, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V of the Base Indenture, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.
(e)    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC and similar laws as enacted in any applicable jurisdiction.
(f)    Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
6.2    Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Guarantor for itself and for any Person who may claim through or under it hereby:
(a)    agrees that neither it nor any such Person shall step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;
(b)    waives all benefit or advantage of any such laws;
(c)    waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and
(d)    consents and agrees that, subject to and in accordance with the terms of this Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

6.3    Limited Recourse. Notwithstanding any other provision of this Agreement or any other Transaction Document or otherwise, the liability of the Guarantors to the Noteholders and any other Secured Parties under or in relation to this Agreement or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The proceeds of the Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Guarantor to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 6.3, all claims in respect of which shall be extinguished.
6.4    Optional Preservation of the Collateral. If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 of the Base Indenture following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.
6.5    Control by the Control Party. Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding in respect of any enforcement of the Collateral, in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Trustee and to direct the exercise of any trust or power conferred on the Trustee; provided that:
(a)    such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard, the Indenture or this Agreement;
(b)    the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and
(c)    such direction shall be in writing;
provided, further, that, subject to Section 10.1 of the Base Indenture, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided in the Base Indenture. The Trustee shall take no action referred to in this Section 6.5 unless instructed to do so by the Control Party (at the direction of the Controlling Class Representative).
6.6    The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Guarantor (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.
6.7    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.7 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 of the Base Indenture, the Control Party (for any contractual or legal remedy available to the Trustee) or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.
6.8    Restoration of Rights and Remedies. If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under this Agreement or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.
6.9    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
6.10    Delay or Omission Not Waiver. No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Section 6 or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture or this Agreement, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

6.11    Waiver of Stay or Extension Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Transaction Document; and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 7

THE TRUSTEE’S AUTHORITY
Each Guarantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Guarantors, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, it being understood that the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) and the Control Party (at the direction of the Controlling Class Representative) directly shall be the only parties entitled to exercise remedies under this Agreement; and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8

MISCELLANEOUS
8.1    Amendments. None of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except in accordance with Article XIII of the Base Indenture, provided, that the execution and delivery of any Assumption Agreement in accordance with Section 8.11 of this Agreement shall be deemed not to constitute an amendment.
8.2    Notices.
(a)    Any notice or communication by any Guarantor or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by e-mail (provided that any e‑mail notice to the Trustee shall be in the form of an attachment of a .pdf or similar file), posted on a password protected internet website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to any Guarantor:

c/o Wingstop Inc.
5501 LBJ Freeway, 5th Floor
Dallas, Texas 75240
Attention: Darryl Marsch
Phone: (972) 686-6500

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jordan Yarett
Email: jyarett@paulweiss.com

If to the Trustee:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Agency & Trust – Wingstop Funding LLC
E-mail: anthony.bausa@citi.com or
contact Citibank, N.A.’s customer service desk at (888) 855-9695
Phone: (714) 845-4113

If to the Rating Agency:

Kroll Bond Rating Agency, Inc.
845 Third Ave, 4th Floor
New York, NY 10022
Attention: ABS Surveillance
Email to: abssurveillance@kbra.com
Notices with respect to any additional Rating Agencies with respect to any Additional Notes will be sent to the address for such Rating Agency set forth in the related Series Supplement or amendment to the existing Series Supplement, as applicable.
(b)    The Guarantors or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, that the Guarantors may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.
(c)    Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first-class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (iv) when posted on a password-protected internet website shall be deemed delivered after notice of such posting has been provided to the recipient and (v) delivered by e-mail shall be deemed delivered on the date of delivery of such notice.
(d)    Notwithstanding any provisions of this Agreement to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Agreement or any other Transaction Document.
8.3    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
8.4    Successors. All agreements of each of the Guarantors in this Agreement and each other Transaction Document to which it is a party shall bind its successors and assigns; provided that no Guarantor may assign its obligations or rights under this Agreement or any other Transaction Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture and in this Agreement shall bind its successors as permitted by the Transaction Documents.
8.5    Severability. In case any provision in this Agreement or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
8.6    Counterpart Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.
8.7    Table of Contents, Headings, etc. The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
8.8    [Reserved].
8.9    Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
8.10    Submission to Jurisdiction; Waivers. Each of the Guarantors and the Trustee hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantors or the Trustee, as the case may be, at its address set forth in Section 8.2 or at such other address of which the Trustee shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.
8.11    Additional Guarantors. Each Future Securitization Entity shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Future Securitization Entity of an Assumption Agreement in substantially the form of Exhibit A attached hereto. Upon the execution and delivery by any Future Securitization Entity of such an Assumption Agreement, the supplemental schedules attached to such Assumption Agreement shall be incorporated into and become a part of and supplement the Schedules to this Agreement, and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Assumption Agreement.
8.12    Currency Indemnity. Each Guarantor shall make all payments of amounts owing by it hereunder in Dollars. If a Guarantor makes any such payment to the Trustee or any other Secured Party in a currency (the “Other Currency”) other than Dollars (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of such party hereunder in respect of such amount owing only to the extent of the amount of Dollars which the Trustee or such Secured Party is able to purchase, with the amount it receives on the date of receipt (if it can timely exchange such Other Currency on such date) or otherwise on the next Business Day on which a foreign currency exchange transaction may be effected for such Other Currency. If the amount of Dollars which the Trustee or such Secured Party is able to purchase is less than the amount of such currency originally so due in respect of such amount, such Guarantor shall indemnify and save the Trustee or such Secured Party, as applicable, harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall survive termination hereof, shall apply irrespective of any indulgence granted by the Trustee or such Secured Party and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
8.13    Acknowledgment of Receipt; Waiver. Each Guarantor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.
8.14    Termination; Partial Release.

(a)    This Agreement and any grants, pledges and assignments hereunder shall become effective on the date hereof and shall terminate on the Termination Date.
(b)    On the Termination Date, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Guarantor shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantors. At the request and sole expense of any Guarantor following any such termination, the Trustee shall deliver to such Guarantor any Collateral held by the Trustee hereunder, and execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.
(c)    Any partial release of Collateral hereunder requested by the Issuer or any Guarantor in connection with any Permitted Asset Disposition shall be governed by Section 14.18 of the Base Indenture.
8.15    Third Party Beneficiary. Each of the Secured Parties and the Controlling Class Representative is an express third party beneficiary of this Agreement.
8.16    Entire Agreement. This Agreement, together with the schedule hereto, the Indenture and the other Transaction Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and writings with respect thereto.
8.17    Electronic Communication. The Trustee (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement or any documents executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Trustee an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Trustee email (of .pdf or similar files) (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee's reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
[Signature pages follow]

IN WITNESS WHEREOF, each     of the Guarantors and the Trustee has caused this Guarantee and Collateral Agreement to be duly executed and delivered by its duly authorized officer as of the date and year first above written.

WINGSTOP GUARANTOR LLC,
as a Guarantor

By:     /s/Michael Skipworth
Title:    Treasurer

WINGSTOP FRANCHISING LLC, as a Guarantor

By:     /s/Michael Skipworth
Title:    Treasurer

[Signature Page to Guarantee and Collateral Agreement]

AGREED AND ACCEPTED:
CITIBANK, N.A., in its capacity as the Trustee

By:     /s/Anthony Bausa
Title:    Senior Trust Officer

[Signature Page to Guarantee and Collateral Agreement]

Schedule 4.5
GUARANTOR OWNERSHIP RELATIONSHIPS

ENTITY	OWNED BY	SUBSIDIARIES
Wingstop Franchising LLC	Wingstop Funding LLC	None
Wingstop Guarantor LLC	Wingstop Restaurants Inc.	Wingstop Funding LLC

Exhibit A to
Guarantee and Collateral Agreement
FORM OF ASSUMPTION AGREEMENT
ASSUMPTION AGREEMENT, dated as of                               , 20    (this “Assumption Agreement”), made by                                a                                (the “Additional Guarantor”), in favor of CITIBANK, N.A., as Trustee and securities intermediary under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Base Indenture Definitions List attached to the Base Indenture (as defined below) as Annex A thereto.
W I T N E S S E T H:
WHEREAS, Wingstop Funding LLC, a Delaware limited liability company, the Trustee and Citibank, N.A., as securities intermediary, have entered into a Base Indenture dated as of November 14, 2018 (as amended, modified or supplemented from time to time in accordance with the terms thereof, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and
WHEREAS, in connection with the Base Indenture, the Guarantors and the Trustee have entered into the Guarantee and Collateral Agreement, dated as of November 14, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Guarantee and Collateral Agreement”) in favor of the Trustee for the benefit of the Secured Parties;
WHEREAS, the Base Indenture requires the Additional Guarantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 8.11 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. In furtherance of the foregoing, the Additional Guarantor, as security for the payment and performance in full of the Obligations, does (x) hereby create and grant to the Trustee for the benefit of the Secured Parties a security interest in all of the Additional Guarantor’s right, title and interest in and to the Collateral of the Additional Guarantor in accordance with the terms of the Guarantee and Collateral Agreement and subject to the exceptions set forth therein and (y) jointly and severally with the other Guarantors, unconditionally and irrevocably hereby guarantee to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Issuer when due (whether at the stated maturity, by acceleration or otherwise, but after giving effect to all applicable grace periods) of the Issuer Obligations. Each reference to a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the Additional Guarantor. The Guarantee and Collateral Agreement is hereby incorporated herein by reference. The information set forth in Annex 1-A hereto (A) is true and correct as of the date hereof in all material respects and (B) is hereby added to the information set forth in Schedule

4.5 to the Guarantee and Collateral Agreement and such Schedule shall be deemed so amended. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement applicable to it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.    Representations of Additional Guarantor. The Additional Guarantor represents and warrants to the Trustee for the benefit of the Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.    Counterparts; Binding Effect. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Assumption Agreement shall become effective when (a) the Trustee shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Guarantor and (b) the Trustee has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Assumption Agreement by .pdf file shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.
4.    Full Force and Effect. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.
5.    Severability. In case any provision in this Agreement or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
6.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.2 of the Guarantee and Collateral Agreement. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.
7.    Fees and Expenses. The Additional Guarantor agrees to reimburse the Trustee for its reasonable and documented out-of-pocket expenses in connection with the execution and delivery of this Assumption Agreement, including the reasonable fees and disbursements of outside counsel for the Trustee.
8.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GUARANTOR]
By:
Name:
Title:

[Address]:
Attention:
Email:
AGREED TO AND ACCEPTED
CITIBANK, N.A., in its capacity as Trustee

By:
Name:
Title:

Annex 1-A
GUARANTOR OWNERSHIP RELATIONSHIPS

ENTITY	OWNED BY	SUBSIDIARIES

A-4